EXHIBIT 10(o)

Summary of
The Sherwin-Williams Company Revised Executive Disability Plan

Effective as of January 1, 2013, the Sherwin-Williams Company adopted The Sherwin-Williams Company Revised Executive Long Term Disability Plan that provides benefits in the event of a long term disability to executives who are not otherwise covered by the Sherwin-Williams Company Executive Disability Income Plan, which was frozen to new participants effective January 1, 2008. Upon a covered executive experiencing a qualifying disability, the plan will provide a benefit to the executive equal to 60% of his or her base salary, subject to a maximum monthly benefit of $35,000. Benefit payments under the plan begin after the executive has experienced a qualifying disability for 180 days. Benefit payments cease at the earliest of the executive reaching the Social Security normal retirement age (or, if age 60 or older at the time of disability, a period of 12-60 months depending on the executive’s age), the executive’s recovery from the disability, or the executive’s death. The premium for coverage provided by the plan is company-paid.